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                                                                   Exhibit 10.28

                          CONSULTING SERVICES AGREEMENT
                        EFFECTIVE DATE: JANUARY 17, 2004


         THIS CONSULTING SERVICES AGREEMENT (the "Agreement") is made by and between OPLINK COMMUNICATIONS, INC. ("Client"), a Delaware corporation, and ALLEN HSU, an individual ("Consultant").

     1. ENGAGEMENT OF SERVICES. Client may issue Project Assignments to Consultant in the form attached to this Agreement as EXHIBIT A ("Project Assignment"). Subject to the terms of this Agreement, Consultant will render the services set forth in Project Assignment(s) accepted by Consultant by the completion dates set forth therein.

     2. COMPENSATION. Consultant will be compensated as set forth in each Project Assignment for services rendered pursuant to this Agreement. Consultant will be reimbursed only for expenses that are expressly provided for in a Project Assignment or that have been approved in advance in writing by Client, provided Consultant has furnished such documentation for authorized expenses as Client may reasonably request. Upon termination of this Agreement for any reason, Consultant will be compensated on the basis stated in the Project Assignment(s) for work that has been completed.

     3. OWNERSHIP OF WORK PRODUCT. Consultant hereby assigns to Client all right, title and interest in and to any work product created by Consultant, or to which Consultant contributes, pursuant to this Agreement (the "Work Product"), including all copyrights, trademarks and other intellectual property rights contained therein. Consultant agrees to execute, at Client's request and expense, all documents and other instruments necessary or desirable to confirm such assignment, including without limitation, the copyright assignment set forth as EXHIBIT B ("Assignment of Copyright"). In the event that Consultant does not, for any reason, execute such documents within a reasonable time of Client's request, Consultant hereby irrevocably appoints Client as Consultant's attorney-in-fact for the purpose of executing such documents on Consultant's behalf, which appointment is coupled with an interest.

     4. ARTIST'S AND MORAL RIGHTS. If Consultant has any rights, including without limitation "artist's rights" or "moral rights," in the Work Product which cannot be assigned, Consultant agrees to waive enforcement worldwide of such rights against Client. In the event that Consultant has any such rights, that cannot be assigned or waived, Consultant hereby grants to Client an exclusive, worldwide, irrevocable, perpetual license to use, reproduce, distribute, create derivative works of, publicly perform and publicly display the Work Product in any medium or format, whether now known of later developed.

     5. REPRESENTATIONS AND WARRANTIES. Consultant represents and warrants that:
(a) Consultant has the right and unrestricted ability to assign the Work Product to Client as set forth in Section 3 (including without limitation the right to assign any Work Product created by Consultant's employees or contractors), and
(b) the Work Product will not infringe upon any copyright, patent, trademark, right of publicity or privacy, or any other proprietary right of any person, whether contractual, statutory or common law. Consultant agrees to indemnify Client from any and all damages, costs, claims, expenses or other liability (including reasonable attorneys' fees) arising from or relating to the breach or alleged breach by Consultant of the representations and warranties set forth in this Section 5.
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     6. INDEPENDENT CONTRACTOR RELATIONSHIP. Consultant's relationship with
Client is that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship. Consultant will not be entitled to any of the benefits which Client may make available to its employees, including, but not limited to, group health or life insurance, profit-sharing or retirement benefits. Consultant is not authorized to make any representation, contract or commitment on behalf of Client unless specifically requested or authorized in writing to do so by a Client officer. Consultant is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, foreign, state or local tax authority with respect to the performance of services and receipt of fees under this Agreement. Consultant is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing services under this Agreement. No part of Consultant's compensation will be subject to withholding by Client for the payment of any social security, federal, foreign, state or any other employee payroll taxes. Client will regularly report amounts paid to Consultant by filing Form 1099-MISC with the Internal Revenue Service as required by law.

     7. CONFIDENTIAL INFORMATION. Consultant agrees to hold Client's Confidential Information in strict confidence and not to disclose such Confidential Information to any third parties. "Confidential Information" as used in this Agreement shall mean all information disclosed by Client to Consultant that is not generally known in the Client's trade or industry and shall include, without limitation, (a) concepts and ideas relating to the development and distribution of content in any medium or to the current, future and proposed products or services of Client or its subsidiaries or affiliates;
(b) trade secrets, drawings, inventions, know-how, software programs, and software source documents; (c) information regarding plans for research, development, new service offerings or products, marketing and selling, business plans, business forecasts, budgets and unpublished financial statements, licenses and distribution arrangements, prices and costs, suppliers and customers; (d) existence of any business discussions, negotiations or agreements between the parties; and (e) any information regarding the skills and compensation of employees, contractors or other agents of the Client or its subsidiaries or affiliates. Confidential Information also includes proprietary or confidential information of any third party who may disclose such information to Client or Consultant in the course of Client's business. Consultant's obligations set forth in this Section 7 shall not apply with respect to any portion of the Confidential Information that Consultant can document by competent proof that such portion: (a) was in the public domain at the time it was communicated to Consultant by Client; (b) entered the public domain through no fault of Consultant, subsequent to the time it was communicated to Consultant by Client; (c) was in Consultant's possession free of any obligation of confidence at the time it was communicated to Consultant by Client; (d) was rightfully communicated to Consultant free of any obligation of confidence subsequent to the time it was communicated to Consultant by the Client; (e) was developed by employees or agents of Consultant independently of and without reference to any information communicated to Consultant by Client; or (f) was communicated by Client to an unaffiliated third party free of any obligation of confidence. In addition, Consultant may disclose Client's Confidential Information in response to a valid order by a court or other governmental body, or as otherwise required by law. All Confidential Information furnished to Consultant by Client is the sole and exclusive property of Client or its suppliers or customers. Upon request by Client, Consultant agrees to promptly deliver to Client the original and any copies of such Confidential Information. Consultant further agrees to immediately return to Client all Client documents

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(and all copies thereof) and other Client property in Consultant's possession or control, including, but not limited to: Client files, notes, memoranda, correspondence, agreements, draft documents, notebooks, logs, drawings, records, plans, proposals, reports, forecasts, financial information, sales and marketing information, research and development information, personnel information, specifications, computer-recorded information, tangible property and equipment, credit cards, entry cards, identification badges and keys; and any materials of any kind that contain or embody any proprietary or confidential information of Client (and all reproductions thereof in whole or in part); provided, however, that Consultant is permitted during the term of this Agreement to retain possession of any Client documents or property necessary to carry out Consultant's duties under this Agreement.

     8. NO CONFLICT OF INTEREST. During the term of this Agreement, Consultant will not accept work, enter into a contract, or accept an obligation from any third party, inconsistent or incompatible with Consultant's obligations, or the scope of services rendered for Client, under this Agreement. Consultant warrants that there is no other contract or duty on his part inconsistent with this Agreement. Consultant agrees to indemnify Client from any and all loss or liability incurred by reason of any alleged breach by Consultant of any services agreement with any third party.

     9. TERM AND TERMINATION.

          9.1 TERM. The term of this Agreement is for one (1) year from the Effective Date set forth above, unless earlier terminated as provided in this Agreement.

          9.2 TERMINATION BY CLIENT. Client may terminate this Agreement with or without cause, at any time upon fifteen (15) days prior written notice to Consultant, or immediately in its sole discretion upon Consultant's material breach of Section 7 ("Confidential Information") or 10 ("Noninterference with Business").

          9.3 SURVIVAL. The rights and obligations contained in Sections 3 ("Ownership of Work Product"), 4 ("Artist's and Moral Rights"), 5
("Representations and Warranties"), 7 ("Confidential Information") and 10 ("Noninterference with Business") will survive any termination or expiration of this Agreement.

     10. NONINTERFERENCE WITH BUSINESS. During this Agreement, and for a period of two (2) years immediately following its termination, Consultant agrees not to interfere with the business of Client in any manner. By way of example and not of limitation, Consultant agrees not to solicit or induce any employee or independent contractor to terminate or breach an employment, contractual or other relationship with Client.

     11. SUCCESSORS AND ASSIGNS. Consultant may not subcontract or otherwise delegate its obligations under this Agreement without Client's prior written consent. Subject to the foregoing, this Agreement will be for the benefit of Client's successors and assigns, and will be binding on Consultant's assignees.

     12. NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated:
(i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the Client at its San Jose headquarters, and to Consultant at the address set forth below or such other address as Consultant may specify in writing.

     13. GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the United States of America and by the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents.
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     14. SEVERABILITY. Should any provisions of this Agreement be held by a court of law to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

     15. WAIVER. The waiver by Client of a breach of any provision of this Agreement by Consultant shall not operate or be construed as a waiver of any other or subsequent breach by Consultant.

     16. INJUNCTIVE RELIEF FOR BREACH. Consultant's obligations under this Agreement are of a unique character that gives them particular value; breach of any of such obligations will result in irreparable and continuing damage to Client for which there will be no adequate remedy at law; and, in the event of such breach, Client will be entitled to injunctive relief and/or a decree for specific performance, and such other and further relief as may be proper (including monetary damages if appropriate).

     17. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter. The terms of this Agreement will govern all services undertaken by Consultant for Client; PROVIDED, HOWEVER, THAT in the event of any conflict between the terms of this Agreement and any Project Assignment, the terms of the applicable Project Assignment will control. This Agreement may only be changed by mutual agreement of authorized representatives of the parties in writing.



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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

OPLINK COMMUNICATIONS, INC.              ALLEN HSU


By: /s/ Joseph Y. Liu                     /s/ Allen Hsu
   ---------------------------------     ---------------------------------

Name: Joseph Y. Liu                      Address:
     -------------------------------             -------------------------

Title: CEO                               Address:
      ------------------------------             -------------------------
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                                    EXHIBIT A

                              PROJECT ASSIGNMENT #1
                       UNDER CONSULTING SERVICES AGREEMENT

                             DATED: JANUARY 17, 2004

PROJECT:

Consultant shall render such services as Client may from time to time request, including (without limitation) the following: providing strategic advice to Client concerning Asian affairs; assisting with Client shareholder communications; identifying and building business development opportunities for Client in Asia; and helping to maintain and develop Client's customer relationships and goodwill in Asia. Services required shall not exceed [fifteen
(15)] hours per month.

COMPENSATION:

Consultant shall be compensated in the form of accelerated vesting of all shares subject to the stock options that he was granted by Client while serving as a member of Client's Board of Directors (the "Options"), such that all shares subject to the Options shall be fully vested and exercisable as of the Effective Date of this Agreement. The Options shall continue to be governed in all respects by the terms of the applicable stock option agreements, grant notices, and plan documents, and shall also be subject to the extended post-termination exercise period provided to members of Client's Board of Directors as approved on March 18, 2002.

EXPENSES:

Consultant shall be reimbursed for the following, as approved in advance in writing by Client:

         1.       Outside services at cost.
         2.       Direct charges at cost.
         3.       Travel and subsistence at cost.

Consultant shall invoice Client monthly for expenses and shall provide such reasonable receipts or other documentation of expenses as Client might request.

         IN WITNESS WHEREOF, the parties have executed this Project Assignment as of the date first written above.

OPLINK COMMUNICATIONS, INC.              ALLEN HSU

By: /s/ Joseph Y. Liu                     /s/ Allen Hsu
   ---------------------------------     ---------------------------------

Name: Joseph Y. Liu
     -------------------------------

Title: CEO
      ------------------------------



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                                                             B-1
                                    EXHIBIT B

                             ASSIGNMENT OF COPYRIGHT


For good and valuable consideration which has been received, the undersigned sells, assigns and transfers to Client and its successors and assigns, the copyright in and to the following work, which was created by the following indicated author(s):

Title:                    N/A
      ------------------------------------------------------------------------

Author(s):                    N/A
          --------------------------------------------------------------------

Copyright Office Identification No. (if any):
                                             ---------------------------------

and all of the right, title and interest of the undersigned, vested and contingent, therein and thereto.

Executed this _________ day of ____________________, 20__.



                                Signature:  /s/ Allen Hsu
                                           -------------------------------------


                                Printed Name:  Allen Hsu
                                              ----------------------------------